UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	April 26, 2017

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number,
including area code)	(888) 643-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01              Other Events.

In April 2017, while it was permissible for executive officers of Bank of Hawaii Corporation (the “Company”) to purchase and sell securities of the Company, Peter S. Ho, the Company’s Chairman, President and Chief Executive Officer, entered into a binding pre-arranged stock trading plan (the “10b5-1 Plan”). Pursuant to the 10b5-1 Plan, up to 28,000 shares of the Company’s common stock held by Mr. Ho will be sold on a periodic basis through April 28, 2018, without further direction from him and in accordance with the terms and conditions set forth in the 10b5-1 Plan. The 10b5-1 Plan was designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s Insider Trading Policy.
Transactions made pursuant to the 10b5-1 Plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on any specific plans of the Company’s officers or directors designed to comply with Rule 10b5-1, nor to report modifications or terminations of the 10b5-1 Plan or any similar plan of any other individual.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2017	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary